Exhibit 8.1

1919 Pennsylvania Ave NW, Suite 800 Washington, DC 20006-3404 202.625.3500 tel 202.298.7570 fax www.katten.com

July 16, 2025

To the Addressees Listed

on Schedule One Attached Hereto

Re:  GM Financial Consumer Automobile Receivables Trust 2025-3 – Tax Opinion

Ladies and Gentlemen:

We have acted as tax counsel to AmeriCredit Financial Services, Inc. d/b/a GM Financial, a Delaware corporation (“GM Financial”), AFS SenSub Corp., a Nevada corporation (“AFS SenSub”) and GM Financial Consumer Automobile Receivables Trust 2025-3 (the “Issuer”), as to certain matters in connection with the issuance of the $174,740,000 Class A-1 4.478% Asset Backed Notes (the “Class A-1 Notes”), $205,480,000 Class A-2-A 4.32% Asset Backed Notes (the “Class A-2-A Notes”), $122,000,000 Class A-2-B Floating Rate Asset Backed Notes (the “Class A-2-B Notes”), $327,480,000 Class A-3 4.18% Asset Backed Notes (the “Class A-3 Notes”), $55,310,000 Class A-4 4.30% Asset Backed Notes (the “Class A-4 Notes”), $15,040,000 Class B 4.53% Asset Backed Notes (the “Class B Notes”) and $14,100,000 Class C 4.73% Asset Backed Notes (the “Class C Notes” and, collectively with the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the “Notes”), which will be issued pursuant to an Indenture, dated as of July 16, 2025 (the “Indenture”), between the Issuer and Citibank, N.A., as Trustee (in such capacity, the “Trustee”) and Trust Collateral Agent (in such capacity, the “Trust Collateral Agent”) and the Certificate which will be issued pursuant to a Trust Agreement, dated as of May 27, 2025, as amended and restated as of July 16, 2025 (the “Trust Agreement”), between AFS SenSub and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”). Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Indenture.

The term “Prospectus” means the Preliminary Prospectus together with the Final Prospectus.

The term “Registration Statement” means (i) the Registration Statement on Form SF-3 (No. 333-275606), including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 10 of Form SF-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Notes. The term “Preliminary Prospectus” means the preliminary prospectus, dated July 3, 2025, specifically relating to the Notes, as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 of the Rules and Regulations (“Rules and Regulations”) of the Commission under the Securities Act of 1933, as amended.

The term “Prospectus” means the prospectus, dated July 9, 2025, specifically relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY    CHARLOTTE    CHICAGO    DALLAS    LOS ANGELES

NEW YORK    ORANGE COUNTY    SHANGHAI    WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

To the Addressees Listed

 on Schedule One Attached Hereto

July 16, 2025

As tax counsel, we have reviewed such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below, including the Sale and Servicing Agreement, dated as of July 16, 2025 among the Issuer, GM Financial, AFS SenSub and the Trust Collateral Agent, the Indenture, the Trust Agreement (together, the “Governing Documents”), the Prospectus and other documents and matters of fact and law as we have deemed necessary for purposes of rendering the opinions set forth below. In addition, in conducting our analysis, we have relied on certain representations made to us by GM Financial and the underwriters.

We have examined the question of whether the Notes issued under the Indenture will constitute indebtedness for federal income tax purposes. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service (the “IRS”).

In general, whether a transaction constitutes the issuance of indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not a transaction constitutes the issuance of indebtedness for federal income tax purposes, which we have reviewed as they apply to this transaction. Based on our review, the characteristics of the transaction strongly indicate that in economic substance, the transaction is the issuance of indebtedness, the form of the transaction is an issuance of indebtedness, and the parties have stated unambiguously their intention to treat the transaction as the issuance of indebtedness for tax purposes.

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

(1) To the extent treated for federal income tax purposes as beneficially owned by a person other than GM Financial and its affiliates for such purposes, the Notes will constitute indebtedness, and not an ownership interest in the automobile loan contracts, nor an equity interest in the Issuer or in a separate association taxable as a corporation or other taxable entity.

(2) Assuming the parties comply with the terms of the Governing Documents, the Issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation.

(3) The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences,” as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately state

To the Addressees Listed

 on Schedule One Attached Hereto

July 16, 2025

all material federal income tax consequences of the purchase, ownership and disposition of the Notes to the original purchaser.

This opinion is for the benefit of the addressees hereof and any subsequent transferee of the Notes and it may not be relied on by any other party or quoted without our express consent in writing.

Except for the opinions set forth above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental or regulatory authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein and (iii) as otherwise required by law or in connection with any action to which you are a party arising out of the transactions contemplated hereunder to support an assertion by you of a due diligence defense under federal securities laws. Copies of this letter may be posted by the Issuer or GM Financial to a password protected website accessible by any nonhired “nationally recognized statistical rating organization” (a “NRSRO”) that provides to the Issuer or GM Financial the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this letter, and each such NRSRO, by accessing a copy of this letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this letter to any other person. We place no limitations in this letter, however, on the disclosure to the IRS of the tax structure or tax treatment of the transactions contemplated in the Governing Documents.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

SCHEDULE ONE

AmeriCredit Financial Services, Inc.

GM Financial Consumer Automobile

Receivables Trust 2025-3

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

AFS SenSub Corp.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Citibank, N.A.,

 as Trustee and Trust Collateral Agent

388 Greenwich Street Tower, 26th Floor

New York, New York 10013

Wilmington Trust Company,

 as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Scotia Capital (USA) Inc.

 as the Representative

250 Vesey Street

New York, New York 10281

BofA Securities, Inc.

One Bryant Park, 11th Floor

New York, New York 10036

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Citigroup Global Markets Inc.

388 Greenwich Street, 6th Floor Trading

New York, New York 10013

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

R. Seelaus & Co., LLC

26 Main Street

Chatham, New Jersey 07928

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

S&P Global Ratings

55 Water Street, 41st Floor

New York, New York 10041

Ernst & Young LLP

5 Times Square

New York, New York 10036